EXHIBIT 10.1
DEBT EXCHANGE AGREEMENT
     THIS DEBT EXCHANGE AGREEMENT (“Agreement”), dated as February 13, 2007, among Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), and New Valley LLC, a Delaware corporation (the “Holder”).
     WHEREAS, on each of March 25, 2002 and July 16, 2002, the Company issued a $2.5 million promissory note (collectively, the “Notes”) to the Holder;
     WHEREAS, the Company has requested that the Holder exchange the principal amount of the Notes for common stock, par value $.0001 per share (“Common Stock”), of the Company as set forth herein; and
     WHEREAS, the Company intends to pay the accrued interest on the Notes in cash; and
     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereinafter set forth, the parties hereto hereby agree as follows:
     1. Debt Exchange.
          (a) New Valley hereby agrees, subject to the conditions set forth herein, to exchange the $5,000,000 principal amount of Notes for 2,777,778 shares of the Company’s Common Stock (“Exchange Shares”) at an exchange price of $1.80 per share, representing the average closing price of the Company’s Common Stock for the 30 trading days ending on the date of this Agreement (“Debt Exchange”), subject to appropriate adjustment for reclassifications, stock splits, stock dividends, spin-offs or distributions, share combinations or other similar changes affecting the Common Stock as a whole. The Company and the Holder further agree to apply receipt of the Exchange Shares to the principal portion of the Notes. The Company and the Holder shall treat the Debt Exchange as a tax-free reorganization pursuant to Internal Revenue Code Section 368(a)(1)(E).
          (b) At the Company’s 2007 Annual Meeting of Shareholders (“Shareholder Meeting”), the Company will present the Debt Exchange to shareholders for their approval. In connection with such Shareholder Meeting, the Company will prepare and mail to its shareholders as promptly as practicable a proxy statement and all other proxy materials (the “Proxy Statement”) for such meeting. The Company and the Holder shall cooperate with each other in all reasonable respects with the preparation of the Proxy Statement and any amendment or supplement thereto. The Company shall notify the Holder of the receipt of any comments of the Securities and Exchange Commission (“Commission”) with respect to the Proxy Statement and any requests by the Commission for any amendment or supplement thereto or for additional information, and shall provide to them promptly copies of any correspondence between the Company or its counsel and the Commission with respect to the Proxy Statement. The Company shall give the Holder and its counsel the opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the Commission before their being filed with, or sent to, the Commission. The Company will use its commercially reasonable efforts, after consultation with the Holder, to respond promptly to all such comments of and requests by the Commission and to cause the Proxy Statement to be mailed to the Company’s shareholders entitled to vote at the Shareholder Meeting at the earliest practicable time.
          (c) The Company will use its commercially reasonable efforts to obtain the necessary approvals by its shareholders for the Debt Exchange and any related matters (“Shareholder Approval”) at the Shareholder Meeting and shall cause its Board of Directors to include in the Proxy Statement its recommendation that the Company’s shareholders vote in favor of the matters presented in the Proxy Statement. In the event that the Shareholder Approval is not obtained on the date on which the Shareholder Meeting is initially convened, the Board of Directors of the Company shall adjourn the meeting from time to time as necessary for the purpose of obtaining the Shareholder Approval and shall use its commercially reasonable efforts during any such adjournments to obtain the Shareholder Approval.
          (d) By executing this Agreement, each of the Holder and Howard M. Lorber, Richard J. Lampen, Henry C. Beinstein, Robert J. Eide and Jeffrey S. Podell (“Proxy Parties”) hereby severally appoint Richard J. Rosenstock or Mark Zeitchick, or either of them, with full power of substitution, as their agent, attorney and proxy, representing an irrevocable proxy pursuant to Section 607.0722 of the Florida Business Corporation Act, coupled with an interest, so as to vote all the shares of Common Stock held by the Proxy Parties in accordance with the vote of a majority of votes cast at the Shareholder Meeting excluding the shares held by such Proxy Parties.
          (e) The Company shall comply with all legal requirements applicable to the Shareholder Meeting and take such other actions as may be necessary to effectuate the Debt Exchange, including, but not limited to, providing notices to, and responding to queries from, all applicable regulatory authorities and stock exchanges and obtaining all necessary third party consents.
          (f) Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange contemplated by this Agreement shall take place at a closing (“Closing”) to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions set forth in Section 4(c) below is fulfilled, at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, or at such other time, date or place as the parties may agree upon in writing. At the Closing, the Holder shall deliver its Notes for cancellation and the Company shall deliver to the Holder certificates representing the Exchange Shares. From and after the Closing, the Notes shall represent solely the right to receive Exchange Shares. In the event that as a result of the Debt Exchange, fractions of shares would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. The Company shall pay any documentary, stamp or similar issue or transfer tax due on such Debt Exchange, except that the Holder shall pay any such tax due because the Exchange Shares are issued in a name other than the Holder’s.

          (g) The maturity date of the Notes is hereby extended from March 31, 2007 to the later of (i) the Closing or (ii) ten business days after the termination of this Agreement pursuant to Section 7 hereof. On or prior to the Closing, the Company shall pay in cash to the Holder the amount of accrued interest due on the Notes.
     2. Representations and Warranties of Company. The Company hereby represents and warrants to the Holders as follows:
          (a) As of the date hereof, the Company has 400,000,000 shares of Common Stock authorized, of which 156,893,312 shares of Common Stock are issued and outstanding, and 2,000,000 shares of preferred stock authorized, of which no shares are issued and outstanding. As of the date hereof, the Company has reserved for issuance 24,266,707 shares of Common Stock upon exercise of all outstanding options and warrants. All of the issued and outstanding shares of the Company’s Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. The Exchange Shares to be issued and delivered to the Holder upon exchange of the Notes have been duly authorized and when issued upon exchange of the Notes, will be validly issued, fully-paid and non-assessable. The issuance of the Exchange Shares will be exempt from registration pursuant to Section 3(a)(9) promulgated under the Securities Act of 1933, as amended (“Securities Act”), and such Exchange Shares will not be “restricted securities” as defined under Rule 144 promulgated under the Securities Act.
          (b) The Company has full legal power to execute and deliver this Agreement and, subject to receipt of Shareholder Approval, to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and, subject to receipt of Shareholder Approval, to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.
          (c) The affirmative vote of the holders of record of at least a majority of the shares of the Company’s Common Stock cast at the Shareholder Meeting with respect to the matters referred to in Section 1 hereof is the only vote of the holders of any class or series of the capital stock of the Company required to approve the transactions contemplated hereby.
          (d) None of the Company’s Articles of Incorporation, as amended, or Bylaws, or the laws of Florida, California or New York, contains any applicable anti-takeover provision or statute which would restrict the Company’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or which would limit any of the Holder’s rights following consummation of the transactions contemplated by this Agreement.

          (e) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
          (f) The Company has delivered or made available to the Holder prior to the execution of this Agreement true and complete copies of all periodic reports, registration statements and proxy statements filed by it with the Commission since January 1, 2006. Each of such filings with the Commission (collectively, the “SEC Filings”), as of its filing date, complied in all material respects with the requirements of the rules and regulations promulgated by the Commission with respect thereto and did not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which such statements were made.
          (g) Since September 30, 2006, except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company and its subsidiaries, taken as a whole, has not suffered any material adverse change in its assets, liabilities, financial condition, results of operations or business, except for those occurring as a result of general economic or financial conditions affecting the United States as a whole or the region in which the Company conducts its business or developments that are not unique to the Company but also affect other entities engaged or participating in the brokerage industry generally in a manner not materially less severely. For purposes of this section, revenues and operating results materially consistent with the Company’s revenues and operating results for the quarter ended September 30, 2006, as reflected in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, shall not be deemed a material adverse change.
          (h) No information to be contained in the Proxy Statement to be prepared pursuant to this Agreement and no representation or warranty by the Company contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which such statements were made.
          (i) Since September 30, 2006 and except as disclosed in the SEC Filings filed by the Company with the Commission before the date of this Agreement, the Company has conducted its business in compliance in all material respects with all applicable laws, rules, regulations, court or administrative orders and processes and rules, directives and orders of regulatory and self-regulatory agencies and bodies, except as would not reasonably be expected, singly or in the aggregate, to be materially adverse to the business, assets or financial condition of the Company.
     3. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:
          (a) The Holder has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Holder to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of the Holder enforceable in accordance with its terms.
          (b) The Holder has reviewed the filings of the Company referred to in Section 2(f) above.
          (c) The Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company.
          (d) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.
          (e) The Holder is relying solely on the representations and warranties contained in Section 2 hereof and in certificates delivered hereunder, as well as the SEC Filings, in making their decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to the Holder.
          (f) No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holder.
     4. Conditions.
          (a) The obligations of the Company to consummate the transactions contemplated by this Agreement, including the Debt Exchange, shall be subject to the fulfillment of the following conditions:
               (i) The representations and warranties of the Holder set forth in Section 3 hereof shall be true and correct on and as of the Closing date and a certificate certifying such shall be delivered.
               (ii) All proceedings, corporate or otherwise, to be taken by the Holder in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holder shall have been obtained in form and substance reasonably satisfactory to the Company.
               (iii) The Shareholder Approval shall be obtained by the necessary affirmative vote of the shareholders of the Company as described above in Section 2(c).

               (iv) The Holder shall have delivered to the Company for cancellation the Notes.
          (b) The obligation of the Holder to consummate the Debt Exchange shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:
               (i) The representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and as of such date and a certificate certifying such shall be delivered.
               (ii) All proceedings, corporate or otherwise, required to be taken by the Company on or prior to such date in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken and all necessary consents, approvals or authorizations of any governmental or regulatory authority or other third party required to be obtained by the Company or the Holder on or prior to such date shall have been obtained in form and substance reasonably satisfactory to the Holders.
               (iii) The Shareholder Approval shall be obtained by the necessary affirmative vote of the shareholders of the Company as described above in Section 2(c).
               (iv) The Company shall have caused the Exchange Shares to be approved for listing on the American Stock Exchange or any national securities exchange on which the Common Stock is then listed.
               (v) The Holder shall have received a legal opinion of Graubard Miller, counsel to the Company, addressed to the Holder dated as of such date covering such matters as is customary of transactions of this nature and in form and substance reasonably satisfactory to the Holder.
               (vi) The Required Registration Statement (defined below) shall have been filed with the Commission.
               (vii) All accrued interest on the Notes shall have been paid by the Company to the Holder.

     5. Registration.
          (a)(i) The Company shall file a registration statement (the “Required Registration Statement”) to register the Exchange Shares received by the Holder under this Agreement (collectively the “Registrable Securities”) for resale pursuant to the Securities Act no later than 60 days after the date hereof. The Company shall use commercially reasonable efforts to cause the Required Registration Statement to be declared effective by the Commission as promptly as practicable.
               (ii) In connection the foregoing, the Company will, as expeditiously as possible, use its best efforts to: (A) furnish to the Holder copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and the Holder shall have the opportunity to object to any information pertaining solely to it that is contained therein and the Company will make the corrections reasonably requested by either of them with respect to such information prior to filing any such registration statement or amendment; (B) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; (C) promptly notify the Holder: (1) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective; (2) of any written comments from the Commission with respect to any filing referred to in clause (A) and of any written request by the Commission for amendments or supplements to such registration statement or prospectus; and (3) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; (D) furnish the Holder such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities, and such other documents, as Holder may reasonably request to facilitate the disposition of its Registrable Securities; (E) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Holder promptly prepare and furnish such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (F) make available for inspection by the Holder and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, and permit the inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto.
          (b) The Company shall bear all fees and expenses attendant to registering the Registrable Securities, and shall bear all fees the Holder may incur in connection with its review and due diligence of the Required Registration Statement, but the Holder shall pay any and all sales commissions and the expenses of any legal counsel selected by it to represent it in connection with the sale of the Registrable Securities. The Company shall use its best efforts to cause any registration statement filed pursuant to this section to remain effective until all the Registrable Securities registered thereunder are sold or until the delivery to the Holder of an opinion of counsel to the Company to the effect set forth in Section 5(h).
          (c)(i) The Company will indemnify the Holder, its directors and officers and each underwriter, if any, and each person who controls any of them within the meaning of the Securities Act or the Exchange Act against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof), joint or several, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any registration, qualification or compliance pursuant to this Section 5 or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration, qualification or compliance, and will reimburse the Holder, its directors and officers, each such underwriter and each person who controls any of them within the meaning of the Securities Act or the Exchange Act for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action or proceeding; provided that the Company will not be liable to the Holder in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by or on behalf of the Holder specifically stating that it is intended for inclusion in any registration statement under which Registrable Securities are registered. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such director, officer or controlling person, and shall survive the transfer of such securities by the Holder.
               (ii) Holder shall indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company’s securities covered by such registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the Exchange Act and the rules and regulations thereunder, each other securityholder participating in such distribution and each of their officers and directors and each person controlling such other securityholder, against all claims, losses, damages and liabilities (or actions or proceedings, commenced or threatened, in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other security holders, directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action or proceeding, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder specifically stating that it is intended for inclusion in such document; provided, however, that the obligations of the Holder hereunder shall be limited to an amount equal to the proceeds received by the Holder of securities sold as contemplated herein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the transfer of such securities by the Holder.
               (iii) Each party desiring indemnification or contribution under Section 5(c) and 5(d) hereof (the “Securities Indemnified Party”) shall give notice to the party required to provide indemnification or contribution (the “Securities Indemnifying Party”) promptly after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity or contribution may be sought, and shall permit the Securities Indemnifying Party to assume, at its sole cost and expense, the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not be unreasonably withheld). The Securities Indemnified Party may participate in such defense at the Securities Indemnified Party’s expense unless (A) the employment of counsel by the Securities Indemnified Party has been authorized in writing by the Securities Indemnifying Party, (B) the Securities Indemnified Party has been advised by such counsel employed by it that there are legal defenses available to it involving potential conflict with those of the Securities Indemnifying Party (in which case the Securities Indemnifying Party will not have the right to direct the defense of such action on behalf of the Securities Indemnified Party), or (C) the Securities Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees and expenses of counsel for the Securities Indemnified Party shall be at the expense of the Securities Indemnifying Party. The failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 5. No Securities Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Securities Indemnified Party of a release from all liability in respect to such claim or litigation. No Securities Indemnified Party shall settle any claim or demand without the prior written consent of the Securities Indemnifying Party (which consent will not be unreasonably withheld). Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as the Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
               (iv) The provisions of Section 5(c) and 5(d) shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.
          (d) In order to provide for just and equitable contribution under the Securities Act in any case in which (A) any person entitled to indemnification under Section (c) makes a claim for indemnification pursuant hereto but such indemnification is not enforced in such case notwithstanding the fact that this section provides for indemnification in such case, or (B) contribution under the Securities Act, the Exchange Act or otherwise is required on the part of any such person in circumstances for which indemnification is provided under this section, then, and in each such case, the Company and the Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement (including legal and other expenses reasonably incurred in connection with investigation or defense) incurred by the Company and the Holder, as incurred, in proportion to their relative fault and the relative knowledge and access to information of the Securities Indemnifying Party, on the one hand, and the Securities Indemnified Party, on the other hand, concerning the matters resulting in such losses, liabilities, claims, damages and expenses, the opportunity to correct and prevent any untrue statement or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact relates to information supplied by the Securities Indemnifying Party, on the one hand, or the Securities Indemnified Party, on the other hand, and any other equitable considerations appropriate under the circumstances; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this section, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.
          (e) The Holder shall furnish to the Company such information regarding itself and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 5.
          (f) The Company shall comply with all of the reporting requirements of the Exchange Act and with all other public information reporting requirements of the Commission, which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with the Holder in supplying such information as may be necessary for the Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

          (g) The Company represents and warrants to the holders of Registrable Securities that the granting of the registration rights to the Holder hereby does not and will not violate any agreement between the Company and any other security holders with respect to registration rights granted by the Company.
          (h) The rights granted under this Section 5 shall terminate upon delivery to the Holder of an opinion of counsel to the Company reasonably satisfactory to the Holder to the effect that such rights are no longer necessary for the public sale of the Registrable Securities without restriction as to the number of securities that may be sold at any one time or the manner of sale.
          (i) The rights granted under this Section 5 shall not be transferable.
     6. Press Release; Filings. Promptly after execution of this Agreement, the Company shall issue a press release announcing the Debt Exchange. The Company shall also file with the Securities and Exchange Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby. The Company shall provide the Holder with drafts of both the press release and Form 8-K and a reasonable opportunity to comment thereon. No party hereto shall make any public announcements in respect of this Agreement or the transactions contemplated herein inconsistent with the press release and Form 8-K without the prior approval of the other parties as to the form and content thereof, which approval will not be unreasonably withheld. Notwithstanding the foregoing, any disclosure may be made by a party which its counsel advises is required by applicable law or regulation, in which case the other party shall be given such reasonable advance notice as is practicable in the circumstances and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued. The parties may also make appropriate disclosure of the transactions contemplated by this Agreement to their officers, directors, agents and employees.
     7. Termination. This Agreement may be terminated no later than the Closing:
          (a) At the option of any party in the event that the transactions contemplated by this Agreement have not occurred by June 30, 2007 and such delay was not as a result of any breach of this Agreement by the terminating party;
          (b) By the Holder if the Company’s Board of Directors failed to recommend or withdrew or modified in a manner adverse to the Holder its approval or recommendation of the Debt Exchange;

          (c) At the option of any party in the event that Shareholder Approval was not obtained at the Shareholder Meeting and any adjournment thereof;
          (d) At the option of any party if any other party has materially breached a term of this Agreement and has not cured such breach within 30 days; or
          (e) At the option of any party if any competent regulatory authority shall have issued an order making illegal or otherwise restricting, preventing, prohibiting or refusing to approve the transactions contemplated hereby, and such order shall have become final and non-appealable.
8. Miscellaneous.
          (a) Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
          (b) This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
          (c) This Agreement shall be a contract made under and governed by the laws of the State of New York.
          (d) All obligations of the Company and rights of the Holder expressed herein shall be in addition to and not in limitation of those provided by applicable law.
          (e) The rights and obligations under this Agreement are not assignable. This Agreement shall be binding upon the Company, the Holder and their respective successors and permitted assigns, and shall inure to the benefit of the Company, the Holder and their respective successors and permitted assigns.
          (f) The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.
          (g) All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing.
          (h) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.
          (i) Whether or not the Closing occurs, the Company shall pay all costs and expenses, including reasonable attorneys’ fees, incurred by it or the Holder with respect to the negotiation, execution, delivery and performance of this Agreement, including without limitation any expenses of enforcing this provision and any expenses incurred in connection with any filings made by the Holder with the Commission relating to this Agreement and any legal fees incurred by the Holder in connection with its review of the Required Registration Statement; provided, however, that in the event the Holder materially breaches its obligations hereunder, the Company shall no longer be responsible to pay such costs and expenses and any payments previously made by the Company to the Holder shall be reimbursed by the Holder. This provision shall survive termination of the Agreement.
     9. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     10. Specific Performance. The parties hereto acknowledge and agree that any remedy at law for any breach of the provisions of this Agreement would be inadequate, and each party hereto hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LADENBURG THALMANN FINANCIAL SERVICES INC.
By:	/s/ Diane Chillemi
	Name:	Diane Chillemi
	Title:	Vice President and Chief Financial Officer

NEW VALLEY LLC
By:	/s/ J. Bryant Kirkland III
	Name:	J. Bryant Kirkland III
	Title:	Vice President, Chief Financial Officer and Treasurer

/s/ Howard M. Lorber
Howard M. Lorber
(solely with respect to Section 1(d) hereof)

/s/ Richard J. Lampen
Richard J. Lampen
(solely with respect to Section 1(d) hereof)

/s/ Henry C. Beinstein
Henry C. Beinstein
(solely with respect to Section 1(d) hereof)

/s/ Robert J. Eide
Robert J. Eide
(solely with respect to Section 1(d) hereof)

/s/ Jeffrey S. Podell
Jeffrey S. Podell
(solely with respect to Section 1(d) hereof)